AMENDED AND RESTATED
                          EXPENSE LIMITATION AGREEMENT


                         PILGRIM INVESTMENT FUNDS, INC.


         EXPENSE LIMITATION AGREEMENT, effective as of August 3, 1998 and amended and restated as of May 24, 1999, by and between Pilgrim Investments, Inc. (the "Investment Manager") and Pilgrim Investment Funds, Inc. (the "Company"), on behalf of Pilgrim High Yield Fund, a series of the Company (the "Fund").

         WHEREAS, the Company is a Maryland corporation, and is registered under the Investment Company Act of 1940, as amended (the "1940 Act"), as an open-end management company of the series type, and the Fund is a series of the Company; and

         WHEREAS, the Company and the Investment Manager have entered into an Investment Management Agreement dated April 7, 1995, as amended ("Management Agreement"), pursuant to which the Investment Manager provides investment management services to the Fund for compensation based on the value of the average daily net assets of the Fund; and

         WHEREAS, the Company and the Investment Manager have determined that it is appropriate and in the best interests of the Fund and its shareholders to maintain the expenses of the Fund at a level below the level to which the Fund may normally be subject;

         NOW THEREFORE, the parties hereto agree as follows:

1. EXPENSE LIMITATION.

         1.1. APPLICABLE EXPENSE LIMIT. To the extent that the ordinary operating expenses incurred by a class of shares of the Fund in any fiscal year, including but not limited to investment management fees of the Investment Manager, but excluding interest, taxes, brokerage commissions, extraordinary expenses such as litigation, other expenses not incurred in the ordinary course of the Fund's business, and expenses of any counsel or other persons or services retained by the Company's directors who are not "interested persons," as that term is defined in the 1940 Act, of the Investment Manager ("Fund Operating Expenses"), exceed the Operating Expense Limit, as defined in Section 1.2 below, such excess amount (the "Excess Amount") shall be the liability of the Investment Manager.

         1.2. OPERATING EXPENSE LIMIT. The maximum Operating Expense Limit in any fiscal year with respect to each class of the Fund shall be the amount specified in SCHEDULE A based on a percentage of the average daily net assets of such class of the Fund, as shown on SCHEDULE A for the period described in
Section 1.3.

         1.3. DURATION OF OPERATING EXPENSE LIMIT. The Operating Expense Limit with respect to each class of the Fund shall remain in effect for the dates specified for the Fund on SCHEDULE B.

         1.4. METHOD OF COMPUTATION. To determine the Investment Manager's obligation with respect to the Excess Amount, each day the Fund Operating Expenses for each class of the Fund shall be annualized. If the annualized Fund Operating Expenses for any month of a class of the Fund exceed the Operating Expense Limit for that class of the Fund, the Investment Manager shall remit to the appropriate class of the Fund an amount that, together with the waived or reduced investment management fee, is sufficient to pay that day's Excess Amount.

         1.5. YEAR-END ADJUSTMENT. If necessary, on or before the last day of the first month of each fiscal year, an adjustment payment shall be made by the appropriate party in order that the amount of the investment management fees waived or reduced and other payments remitted by the Investment Manager to a class of the Fund with respect to the previous fiscal year shall equal the Excess Amount.

2. RECOUPMENT OF FEE WAIVERS AND EXPENSE REIMBURSEMENTS.

         2.1. RECOUPMENT. If on any day during which the Management Agreement is in effect, the estimated annualized Fund Operating Expenses of a class of the Fund for that day are less than the Operating Expense Limit for such class of the Fund (the "Recoupment Date") provided on SCHEDULE B for the applicable period, the Investment Manager shall be entitled to recoup from the class of the Fund the investment management fees waived or reduced and other payments remitted by the Investment Manager to that class of the Fund pursuant to Section 1 hereof (the "Recoupment Amount") during the period 36 months previous to the Recoupment Date, to the extent that the Fund's annualized Operating Expenses plus the amount so recouped equals, for such day, the Operating Expense Limit provided in SCHEDULE A for the Recoupment Date; PROVIDED, HOWEVER, that fees waived or reduced and other payments remitted by the Investment Manager during Period A of SCHEDULE B may only be recouped if and to the extent the Fund's annualized Operating Expenses are less than the Operating Expense Limit that was in effect during Period A. Any amounts paid to the Investment Manager under this provision will in no event exceed the total Recoupment Amount and will not include any amounts previously recouped.

         2.2. YEAR-END ADJUSTMENT. If necessary, on or before the last day of the first month of each fiscal year, an adjustment payment shall be made by the appropriate party in order that the actual Fund Operating Expenses of a class of the Fund for the prior fiscal year (including any reimbursement payments hereunder with respect to such fiscal year) do not exceed the Operating Expense Limit for such class of the Fund.

3. TERM AND TERMINATION OF AGREEMENT.

         This Agreement shall have an initial term through the second anniversary of the effective date of the reorganization of Pilgrim High Yield Fund II into the Fund (the "Reorganization"). Unless the Investment Manager provides written notice of the termination of this Agreement to the Company at least 30 days prior to the second anniversary of the effective date of the Reorganization, the Agreement shall automatically renew for a term through the end of the then-current fiscal year. Thereafter, this Agreement shall automatically renew for one-year terms unless the Investment Manager provides written notice of the termination of this Agreement to the Company at least 30 days prior to the end of the then-current term. In addition, this Agreement

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
shall terminate upon termination of the Investment Management Agreement, or it may be terminated by the Company, without payment of any penalty, upon ninety
(90) days' prior written notice to the Investment Manager at its principal place of business.

4. MISCELLANEOUS.

         4.1. CAPTIONS. The captions in this Agreement are included for convenience of reference only and in no other way define or delineate any of the provisions hereof or otherwise affect their construction or effect.

         4.2. INTERPRETATION. Nothing herein contained shall be deemed to require the Company or the Funds to take any action contrary to the Company's Articles of Incorporation or By-Laws, or any applicable statutory or regulatory requirement to which it is subject or by which it is bound, or to relieve or deprive the Company's Board of Directors of its responsibility for and control of the conduct of the affairs of the Company or the Fund.

         4.3. DEFINITIONS. Any question of interpretation of any term or provision of this Agreement, including but not limited to the investment management fee, the computations of net asset values, and the allocation of expenses, having a counterpart in or otherwise derived from the terms and provisions of the Management Agreement or the 1940 Act, shall have the same meaning as and be resolved by reference to such Management Agreement or the 1940 Act.

         IN WITNESS WHEREOF, the parties have caused this Agreement to be signed by their respective officers thereunto duly authorized and their respective corporate seals to be hereunto affixed, as of the day and year first above written.

                                    PILGRIM INVESTMENT FUNDS, INC.
                                     ON BEHALF OF
                                     PILGRIM HIGH YIELD FUND


                                    BY:
                                       -----------------------------------
                                    NAME:
                                         ---------------------------------
                                    TITLE:
                                          --------------------------------


                                    PILGRIM INVESTMENTS, INC.


                                    BY:
                                       -----------------------------------
                                    NAME:
                                         ---------------------------------
                                    TITLE:
                                          --------------------------------

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
                                   SCHEDULE A
                            OPERATING EXPENSE LIMITS




                                  Maximum Operating Expense Limit
                              (as a percentage of average net assets)
                              ---------------------------------------
                         CLASS A    CLASS B    CLASS C    CLASS M    CLASS Q
      Period A            1.00%      1.75%      1.75%      1.50%      1.00%
      Period B            1.10%      1.85%      1.85%      1.60%      1.10%

                                   SCHEDULE B
                      DURATION OF OPERATING EXPENSE LIMITS


The duration of each Operating Expense Limit shall be as follows:

    Name of Fund         Date On Which Operating Expense Limit Operates
    ------------         ----------------------------------------------

    Period A             Through 12/31/1999.

    Period B From 1/1/2000 through termination of Agreement pursuant to Section 3.


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